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                                                                    Exhibit 4.45

                               NOTICE OF DELIVERY

         PURSUANT TO Section 2.3(b) of the Participation Agreement (Steelcase Trust No. 2000-1), dated as of May 26, 2000 (as amended and supplemented through the date hereof, the "Participation Agreement") among Steelcase Inc., as lessee ("Lessee"), First Security Bank, National Association (the "Trust Company"), in its individual capacity and as Certificate Trustee (in such capacity, the "Certificate Trustee"), First Security Trust Company of Nevada, as Administrative Agent, Hatteras Funding Corporation, as CP Lender, the persons named on Schedule I of the Participation Agreement, as Certificate Holders, the persons named on Schedule II of the Participation Agreement, as Facility Lenders, and the Bank of America, National Association, as administrator, Lessee hereby provides the Administrative Agent with notice that:

1. the Lessee shall cause the Aircraft set forth on Exhibit A hereto (the "Aircraft") to be delivered to the Certificate Trustee on August 23, 2000 (the "Closing Date");

2.       the Equipment Cost for the Aircraft is $32,308,650.00;

3. the disbursement of the Equipment Cost to Steelcase Inc. as payment for the Aircraft delivered on the Closing Date should be wired to Steelcase Inc. in accordance with the wiring instructions set forth on the attached Exhibit B;

4. the aggregate Equipment Cost to be funded on the Closing Date is $32,308,650.00;

5. the respective amounts of the Commitments required to be funded on the Closing Date with respect to the Aircraft is as follows:

         (a) $576,262.00 by Banc of America Leasing & Capital, LLC, and $576,262.00 by the Bank of Nova Scotia, as Certificate Holders;

         (b)      $31,156,126.00 by Hatteras Funding Corporation, as CP Lender.

6. Capitalized Terms used herein and not otherwise defined herein have the meanings provided thereto in Appendix A to the Participation Agreement.

                  [Remainder of page intentionally left blank]

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         EXECUTED this 17th day of August, 2000 by:

                                       STEELCASE INC.

                                       By:   /s/ Gary P. Malburg
                                           -------------------------------------
                                       Its:  VP - Finance and Treasurer
                                       Name:         Gary P. Malburg

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                                    EXHIBIT A
                             DESCRIPTION OF AIRCRAFT

One Dassault Aviation Falcon 900EX aircraft bearing manufacturer's serial number 66 and U.S. Registration No. N377SC three (3) AlliedSignal Model TFE 731-60 engines installed thereon, bearing manufacturer's serial numbers P112311, P112312 and P112313, respectively, and all logs, manuals and data, and inspection, maintenance, modification and overhaul records as are required to be maintained with respect to such Aircraft pursuant to Section 8 of the Lease.

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                                    EXHIBIT B
                               WIRING INSTRUCTIONS

                           The Northern Trust Company
                           ABA No.: 071000152
                           Account No.: 68349
                           Account Name: Steelcase Inc.

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